                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF CDRJ INVESTMENTS (LUX) S.A.

1.CDRJ North Atlantic (Lux) S.a.r.L. (Luxembourg)
2.Jafra Cosmetics International, Inc. (Delaware)
3.Jafra Cosmetics Handelsgesellschaft mbH (Austria)
4.Jafra Cosmetics A.G. (Switzerland)
5.Jafra Cosmetics International B.V. (The Netherlands)
6.Jafra Cosmetics S.p.A. (Italy)
7.CDRJ German Holding Company GmbH (Germany)
8.Jafra Cosmetics GmbH & Co. KG (Germany)
9.Jafra Cosmetics S.R.L. (Argentina)
10.Jafra Cosmetics Venezuela, S.A. (Venezuela)
11.Jafra Cosmetics International, S.A. de C.V. (Mexico)
12.Jafra Poland Sp. z o.o. (Poland)
13.Jafra Cosmetics Colombia, S.A. (Colombia)
14.Consultoria Jafra, S.A. de C.V. (Mexico)
15.Distribuidora Venus, S.A. de C.V. (Mexico)
16.Dirsamex, S.A. de C.V. (Mexico)
17.Reday, S.A. de C.V. (Mexico)
18.Qualifax, S.A. de C.V. (Mexico)
19.Jafra Cosmetics, S. de R.L. de C.V. (Mexico)
20.Jafra Cosmetics do Brasil Ltda. (Brazil)
21.CDRJ Latin America Holding Company B.V. (The Netherlands)
22.Latin Cosmetics Holdings B.V. (The Netherlands)
23.Regional Cosmetics Holding B.V. (The Netherlands)
24.Southern Cosmetics Holdings B.V. (The Netherlands)
25.CDRJ Mexico Holding Company B.V. (The Netherlands)
26.CDRJ Europe Holding Company B.V. (The Netherlands)
27.CDRJ Worldwide (Lux) S.a.r.L. (Luxembourg)
28.CDRJ Europe Holding Company GmbH (Germany)
29.CDRJ Latin America Holding Company GmbH (Germany)
30.Cosmeticos y Fragancias, S.A. de C.V.